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                                   EXHIBIT 11
                        PACIFIC GAS AND ELECTRIC COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE


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                                                                      Year ended December 31,
                                                          ----------------------------------
(in thousands, except per share amounts)                        1995        1994        1993
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
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME

Net income                                                $1,338,885  $1,007,450  $1,065,495
Less:  preferred dividend requirement and
          redemption premium                                  70,288      57,603      63,812
                                                          ----------  ----------  ----------
  Net income for calculating EPS for
    Statement of Consolidated Income                      $1,268,597  $  949,847  $1,001,683
                                                          ==========  ==========  ==========
Average common shares outstanding                            423,692     429,846     430,625
                                                          ==========  ==========  ==========
EPS as shown in the Statement of
    Consolidated Income                                   $     2.99  $     2.21  $     2.33
                                                          ==========  ==========  ==========

PRIMARY EPS (1)

Net income                                                $1,338,885  $1,007,450  $1,065,495
Less:  preferred dividend requirement and
          redemption premium                                  70,288      57,603      63,812
                                                          ----------  ----------  ----------
  Net income for calculating primary EPS                  $1,268,597  $  949,847  $1,001,683
                                                          ==========  ==========  ==========
Average common shares outstanding                            423,692     429,846     430,625
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)                        126          57       1,619
                                                          ----------  ----------  ----------
Average common shares outstanding as
  adjusted                                                   423,818     429,903     432,244
                                                          ==========  ==========  ==========
Primary EPS                                               $     2.99  $     2.21  $     2.32
                                                          ==========  ==========  ==========

FULLY DILUTED EPS (1)

Net income                                                $1,338,885  $1,007,450  $1,065,495
Less:  preferred dividend requirement and
          redemption premium                                  70,288      57,603      63,812
                                                          ----------  ----------  ----------
  Net income for calculating fully diluted EPS            $1,268,597  $  949,847  $1,001,683
                                                          ==========  ==========  ==========
Average common shares outstanding                            423,692     429,846     430,625
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from such
  exercise (at the greater of average or
  ending market price)                                           149          57       1,895
                                                          ----------  ----------  ----------
Average common shares outstanding as
  adjusted                                                   423,841     429,903     432,520
                                                          ==========  ==========  ==========
Fully diluted EPS                                         $     2.99  $     2.21  $     2.32
                                                          ==========  ==========  ==========

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(1)  This presentation is submitted in accordance with Item 601(b)(11) of
     Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.